Exhibit 99.1
372721
NOTICE OF REDEMPTION
To the Holders of
The Dixie Group, Inc.
7% Convertible Subordinated Debentures due 2012
CUSIP Number: 255519AA8
NOTICE IS HEREBY GIVEN that, pursuant to the provisions of the Indenture dated as of May 15, 1987 (the “Indenture”) by and between Dixie Yarns, Inc. (the “Company”) and US Bank, Trustee, as successor to Morgan Guaranty Trust Company of New York (the “Trustee”), under which the 7% Convertible Subordinated Debentures due 2012 (the “Debentures”) were issued, all outstanding Debentures will be redeemed in full on October 5, 2011 (the “Redemption Date”) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, to the Redemption Date (the “Redemption Price”). The amount of interest that will be payable with respect to the Debentures on the Redemption Date with respect to the Debentures shall be calculated at a rate of $0.1944/day. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Indenture.
The Redemption Price will become due and payable on each Debenture to be redeemed on the Redemption Date and, unless the Company defaults in making payment of the Redemption Price, interest on the Debentures will cease to accrue on and after the Redemption Date.
Payment of the Redemption Price and surrender of Debentures for redemption will be made through the facilities of US Bank, as Trustee. Debentures must be surrendered to the Trustee (acting as Paying Agent) to collect the Redemption Price. Holders can inquire about the procedures for redemption of the Debentures by calling John J. Doherty, VP at US Bank at (212) 361-4385.
In lieu of redemption, Debentures may be converted at any time before 5:00 p.m., New York City time, on October 4, 2011, the close of business on the Business Day next preceding the Redemption Date. A holder may convert fewer than all of such holder's Debentures so long as the Debentures converted are an integral multiple of $1,000 principal amount thereof.
The conversion rate of the Debentures is 31.0559 shares of the Company's common stock, $3.00 par value per share, per $1,000 principal amount of the Debentures. The Company will satisfy its conversion obligation by delivering a number of shares of the Company's common stock, $3.00 par value per share, per $1,000 principal amount of Debentures being converted equal to the conversion rate in effect on the date on which the holder satisfies the conversion requirements of the Indenture. No fractional shares will be issued upon the conversion of any Debentures; rather, the Company shall pay a cash adjustment as provided in the Indenture.
If a holder surrenders all or a portion of its Debentures for conversion and complies with the requirements of the Indenture, the Company will settle its conversion obligation through the Trustee on or prior to the fifth Business Day following the date on which the holder satisfies the conversion requirements of the Indenture.
Holders who wish to convert their Debentures must comply with the procedures in Article Thirteen of the Indenture, including the surrender of all or a portion of their Debentures and submittal of a duly completed

Conversion Notice, as set forth on the Debentures, to the Trustee.
The Trustee serves as the Paying Agent and Conversion Agent under the Indenture with respect to the Debentures.
Presentment of all certificates are required for Redemption. Surrender thereof can be made in the following manner for Redemptions:
If by Mail:                    If by Hand or Overnight Mail:
US Bank                    US Bank
Corporate Trust Services            Corporate Trust Services
PO Box 64111                    60 Livingston Avenue
St. Paul, MN 55164-0111            St. Paul, MN 55107
Presentment of all certificates are required for Conversion. Surrender thereof can be made in the following manner for Conversion. Please provide this notice with the certificate presented.
If by Mail, Hand or Overnight Mail:
US Bank
60 Livingston Avenue
St. Paul MN 55107
Attn Lori Buckles - EP-MN-WS-2N

IMPORTANT TAX INFORMATION
Please read this carefully
Under United States federal income tax law a withholding of 28% from reportable payments made to certain holders of Debentures may be required unless the holder furnishes a properly completed Form W-9 or otherwise establishes an exemption from backup withholding.

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These CUSIP Numbers have been assigned to this issue by the CUSIP Service Bureau and are included solely for the convenience of the holders of the Debentures. Neither the Company nor the Trustee shall be responsible for the selection or use of these CUSIP Numbers, nor is any representation made as to their correctness on the Debentures or as indicated in this notice.

Dated: September 15,2011                TRUSTEE, on behalf of The Dixie G